Exhibit 10.19
BETWEEN
FUJIAN PROVINCE ANHENG ASSETS MANAGEMENT
CO., LTD.
CHEN CAN LING
WANG JIANG
ZHANG RONG BIN
ZHOU JIAN BIAO
SHANGHAI YUFENG HOTEL MANAGEMENT CO., LTD.
AND
CHINA HYDROELECTRIC CORPORATION

SHARE TRANSFER AGREEMENT
For
PINGNAN COUNTY YUHENG HYDROPOWER
CO., LTD.

CONTENTS

CHAPTER I DEFINITIONS AND INTERPRETATIONS	6

Article 1 Definitions	6

CHAPTER II THE EQUITY STAKE	9

Article 2 Transfer Of Equity Stake	9
Article 3 Share Transfer Price	9
Article 4 Payment	10
Article 5 Taxes Payable under the Transfer of Equity Stake	12

CHAPTER III REPRESENTATIONS AND WARRANTIES BY ALL PARTIES	13

Article 6 Representations and Warranties by All Parties	13

CHAPTER IV DISCLOSURES, REPRESENTATIONS AND WARRANTIES BY THE TRANSFERORS	14

Article 7 Disclosures, Representations and Warranties by the Transferors	14
Article 8 General Representations and Warranties by the Transferors	15
Article 9 Ownership	16
Article 10 The Company and the Hydroelectric Station Project	17

CHAPTER V DISCLOSURES, REPRESENTATIONS AND WARRANTIES BY THE TRANSFEREE	27

Article 11 Disclosures, Representations and Warranties by the Transferee	27

CHAPTER VI DELIVERY	27

Article 12 Delivery	27

CHAPTER VII EMPLOYEES	30

Article 13 Employees	30

CHAPTER VIII CONFIDENTIALITY	30

Article 14 Confidentiality	30

CHAPTER IX BREACH OF CONTRACT	32

Article 15 Liability for Breach of a Representation or Warranty	32
Article 16 Liability for Breach of Contract	32

CHAPTER X FORCE MAJEURE	34

Article 17 Force Majeure	34

CHAPTER XI RESOLUTION OF DISPUTES	35

Article 18 Arbitration	35
Article 19 Validity of the Arbitration Award	35
Article 20 Continuation of Rights and Obligations	36

CHAPTER XII APPLICABLE LAW	36

Article 21 Applicable Law	36

CHAPTER XIII MISCELLANEOUS	36

Article 22 Waiver	36
Article 23 Transfer	37

SHARE TRANSFER AGREEMENT
This Share Transfer Agreement (hereinafter referred to as this “Agreement”) is executed by and among the following Parties in Fuzhou City, China on August 15, 2008.
(1)	Party A: China Hydroelectric Corporation (hereinafter referred to as “the Transferee”), a company registered and established in accordance with the laws of the Cayman Islands, with its registered address at 558 Lime Rock Road, Lime Rock, Connecticut 06039, the authorized representative of which is John D. Kuhns, whose position is chairman and his nationality is United States of America;

(2)	Party B: Fujian Province Anheng Assets Management Co., Ltd., a company registered and established in accordance with the laws of the People’s Republic of China, with its registered address at Zone A, Room C, 20th Floor, No.9, Hubin Western Road, Siming District, Xiamen City, and the registration number of 350200100006838, the legal representative of which is Chen Jian Ping, whose nationality is People’s Republic of China;

(3)	Party C: Chen Can Ling, a PRC citizen with the PRC ID card number 352226196210253617, and domicile at No.86, Sanjiang Middle Road, Sanjiang Residents’ Committee, Saiqi Development Zone, Fu’an City, Fujian Province;

(4)	Party D: Wang Jiang, a PRC citizen with the PRC ID card number 350102196407090024, and domicile at No.506, Tower A, Fuyuan Garden, No. 19, Fushou Lane, Gulou District, Fuzhou City, Fujian Province;

(5)	Party E: Zhang Rong Bin, a PRC citizen with the PRC ID card number 35222819671121001X, and domicile at No.011, Huancheng Road Yi Xiang, Gufeng Town, Pingnan County, Fujian Province;

(6)	Party F: Zhou Jian Biao, a PRC citizen with the PRC ID card number 352226197009200091, and domicile at No.110, Chengbei Street Jie Wei, Fu’an City, Fujian Province;

(7)	Party G: Shanghai Yufeng Hotel Management Co., Ltd., a company registered and established in accordance with the laws of the People’s Republic of China, with its registered address at Building 1-7, No.1978, Cao’angong Road, Jiading District, Shanghai City, and the registration number of 310114001785425, the legal representative of which is Yan San Bin, whose nationality is People’s Republic of China.
Party B, Party C, Party D, Party E, Party F and Party G are hereinafter collectively referred to as the “Transferors”. The Transferors and Transferee are hereinafter collectively referred to as “All Parties” as well as each of the Transferors and Transferee is hereinafter referred to as “Party”.
WHEREAS:
(1)	Pingnan County Yuheng Hydropower Co., Ltd. (hereinafter referred to as “the Company”) is a company incorporated in China, conducting the business of hydropower generation and hydropower development with its registered capital in the amount of RMB20,000,000 and registration number 350923100000932;

(2)	Party B holds forty-five percent (45%) of the equity stake of the Company, and can exercise all of its full rights as a shareholder;

(3)	Party C holds two percent (2%) of the equity stake of the Company, and can exercise all of his full rights as a shareholder;

(4)	Party D holds five percent (5%) of the equity stake of the Company, and can exercise all of her full rights as a shareholder;

(5)	Party E holds nine percent (9%) of the equity stake of the Company, and can exercise all of his full rights as a shareholder;

(6)	Party F holds thirty percent (30%) of the equity stake of the Company, and can exercise all of his full rights as a shareholder;

(7)	Party G holds nine percent (9%) of the equity stake of the Company, and can exercise all of its full rights as a shareholder;

(8)	Subject to the terms and conditions set out in this Agreement, Party B is willing to transfer forty-five percent (45%) of the equity stake of the Company held by it, Party C is willing to transfer two percent (2%) of the equity stake of the Company held by him, Party D is willing to transfer five percent (5%) of the equity stake of the Company held by her, Party E is willing to transfer nine percent (9%) of the equity stake of the Company held by him, Party F is willing to transfer thirty percent (30%) of the equity stake of the Company held by him and Party G is willing to transfer nine percent (9%) of the equity stake of the Company held by it to the Transferee, all of which represent one hundred percent (100%) of the equity stake of the Company (hereinafter referred to as the “Equity Stake”);

(9)	Party B, Party C, Party D, Party E, Party F and Party G all agree to waive their preemptive rights over the Equity Stake;

(10)	The Transferee is willing to acquire one hundred percent (100%) of the equity stake of the Company from the Transferors subject to the terms and conditions set out in this Agreement;
Therefore, after friendly consultations, on the principles of equality and mutual benefit, all Parties to this Agreement have reached the following agreement in accordance with the provisions of the Company Law of the People’s Republic of China, the Contract Law of the People’s Republic of China and other relevant laws and regulations of the People’s Republic of China:
CHAPTER I DEFINITIONS AND INTERPRETATIONS
Article 1 Definitions
Unless otherwise prescribed and stipulated herein, the following terms used in this Agreement shall have the meanings set forth as follows:

The “Company” refers to Pingnan County Yuheng Hydropower Co., Ltd., a limited liability company registered and established in accordance with the laws of China, with its registration number being 350923100000932, registered capital (paid-up capital) being RMB20,000,000 and registered address at Yuanping Village, Shoushan Township, Pingnan County.
The “Hydroelectric Station Project” refers to Yuanping Hydroelectric Station Project with the installed capacity of 30,000 KW, which is legally owned and operated by the Company.
The “New Articles of Association” refers to the new Articles of Association of the wholly foreign owned enterprise, Pingnan County Yuheng Hydropower Co., Ltd. upon the completion of the share transfer stipulated in this Agreement, which has been approved by the Examination and Approval Authority.
“PRC” or “China” refers to the People’s Republic of China, and insofar as this Agreement is concerned, shall exclude Hong Kong, Macao and Taiwan.
“Claims” refers to all the claims, actions, demands, proceedings judgments liabilities, damages amounts, costs and expenses (including legal costs and disbursements) whatsoever and howsoever arising.
“Signing Date” refers to the date on which this Agreement is signed.
“Encumbrance” refers to any mortgage, assignment, lien, charge, pledge, title retention, right to acquire, security interest, option, pre-emptive right, and any other restriction or conditions whatsoever including but not limited to:
(1)	any right or power granted or reserved in or over or affecting the Equity Stake;

(2)	the right or power created or otherwise arising in or over the Equity Stake for Transfer under a fiduciary transfer, charge, lien, pledge, power of attorney or other forms of encumbrance; or

(3)	any security over the Equity Stake for the payment of a debt or any other monetary obligations or the performance of any other obligations.
“Examination and Approval Authority”, pursuant to the provisions for the examination and approval of projects which have investments by foreign investors in the PRC, refers to the relevant Chinese government departments having authority to examine and approve this Agreement, the New Articles of Association of the Company and the transfer of the Equity Stake contemplated in this Agreement.
“Material Adverse Change” refers to
(1)	investigations (which may cause the Company to be punished) and penalties upon the Company by relevant governmental authorities, which may have material impact on the normal business operation of the Company;

(2)	involvement with any litigation, arbitration or any other judicial proceedings by the Company, which may have material impact on the normal business operation of the Company; or

(3)	any change (or any development that, insofar as can reasonably be foreseen, is likely to result in any change) that may cause loss to the financial conditions, business, assets or liabilities of the Company in the amount of more than RMB100,000.
“RMB” or “Renminbi” refers to the legal currency of the PRC.
“US Dollar” or “US$” refers to the legal currency of the United States of America.
“Third Party” refers to any natural person, legal entity, or other organization or entity, other than the parties to this Agreement.
“Business Days” refers to the days on which the banks in both Beijing and New York are open for business.

Chapter II The Equity Stake
Article 2 Transfer of Equity Stake
Pursuant to the terms stipulated in this Agreement, the Transferors agree to transfer to the Transferee and the Transferee agrees to accept from the Transferors the Equity Stake being one hundred percent (100%) of the equity stake of the Company with all the rights and obligations of and attaching to the Equity Stake including, without limiting the generality thereof, all the rights to receive dividends and to receive or subscribe for shares (if any) declared, paid or issued by the Company and free of any Claims or Encumbrances.
Article 3 Share Transfer Price
3.1	The Transferors and Transferee agree that the transfer price for the transfer of the Equity Stake shall refer to the appraisal value of the Equity Stake given in the Valuation Report (document number: Zhong Tuo Zheng Tai (2008) No.P00055-1) issued by Zhuhai Zhongtuo Zhengtai Assets Appraisal and Land Valuation Co., Ltd. (a qualified valuation agency). The Transferors and Transferee, after consultations, have finally determined that the price for the Equity Stake shall be agreed at RMB121,000,000 (hereinafter referred to as the “Transfer Price”). Specifically, the amount respectively payable to the Transferors shall be as follows:

Party B: US Dollars equivalent to RMB54,450,000;

Party C: US Dollars equivalent to RMB2,420,000; Party

D: US Dollars equivalent to RMB6,050,000;

Party E: US Dollars equivalent to RMB10,890,000;

Party F: US Dollars equivalent to RMB36,300,000;

Party G: US Dollars equivalent to RMB10,890,000.

3.2	The Transfer Price shall be paid in instalments:

The Transfer Price under this Agreement shall be paid in two (2) instalments.

3.3	The Transferee shall pay the Transfer Price in the equivalent of US Dollars but shall make sure that the Transferors will receive the pre-agreed amount in RMB.
Article 4 Payment
4.1	Seventy five percent (75%) of the Transfer Price, namely, RMB90,750,000, shall be paid to the Transferors within one (1) month after this Agreement has been approved in writing by the Examination and Approval Authority and the Certificate of Approval for Establishment of Enterprises with Foreign Investment in People’s Republic of China has been issued, among which, RMB40,830,000 shall be paid to Party B, RMB1,815,000 to Party C, RMB4,537,500 to Party D, RMB8,167,500 to Party E, RMB27,225,000 to Party F, RMB8,167,500 to Party G.

The second instalment of the Transfer Price, namely, twenty five percent (25%) of the Transfer Price in the amount of RMB30,250,000, shall be paid to the Transferors within thirty (30) Business Days after the Foreign Invested Enterprises Business License has been issued, the alteration registration of the Equity Stake with the local administration for industry and commerce has been completed and the Equity Stake has been registered under the name of the Transferee, among which, RMB13,612,500 shall be paid to Party B, RMB605,000 to Party C, RMB1,512,500 to Party D, RMB2,722,500 to Party E, RMB9,075,000 to Party F, RMB2,722,500 to Party G.

The Transferors shall provide to the Transferee with the information in relation to the bank accounts respectively opened under the name of the Transferors in a timely fashion so as to enable the Transferee to make the payment of the Transfer Price.

The obligations of the Transferee shall be deemed as having been fully fulfilled after the Transfer Price has been fully remitted into the bank accounts respectively designated by the Transferors and the Transferee shall not assume any responsibilities or obligations in relation to the payment of the Transfer Price thereafter.

4.2	The Transferors hereby jointly agree and warrant that the Transferors shall remit to the bank account designated by the Transferee in the amount of RMB6,500,000 within five (5) Business Days from the date when the first instalment of the Transfer Price arriving at the bank accounts designated by the Transferors, which shall be served as the guarantee deposit for the completion of the obligations stipulated in Articles 10.29, 10.30, 10.31, 10.32 and 10.33 hereof, the procurement of the approval for the on-grid tariff of the Company issued by competent price administration authority, the fulfilment of other obligations under this Agreement and the quality guaranty for the Hydroelectric Station Project. In addition, each Party of the Transferors shall assume the joint liability for the payment of such guarantee deposit. The guarantee deposit in the amount of RMB2,000,000 shall be refunded to the Transferors within ten (10) Business Days after the Transferors have procured the approval concerning the on-grid tariff of the Company issued by the competent price administration authority and such approval has been provided to the Transferee. In the event that the Company suffers from any damages or losses due to the quantity issue of the Hydroelectric Station Project, or the Transferors are in breach of any provision of this Agreement, the Transferee is entitled to deduct corresponding amount directly from the aforesaid guarantee deposit as compensation to the Company and/or the Transferee until the drawdown of this guarantee deposit. In addition, the compensation mentioned above shall not prejudice any other rights of the Transferee and/or the Company to claim for damages against the Transferors in accordance with other provisions hereof and PRC laws and regulations. The balance of the said guarantee deposit (if any) shall be refunded to the Transferors within ten (10) Business Days after all obligations stipulated in Articles 10.29, 10.30, 10.31, 10.32 and 10.33 hereof have been fully completed by the Transferors as scheduled and relevant documents have been provided to the Transferee.

4.3	Within five (5) Business Days after the Transfer Price has arrived at the bank accounts designated by the Transferors, the Transferors shall be responsible to complete the registrations of receiving foreign exchange for share transfer with the local governmental authority in charge of the administration of foreign exchange. Within two (2) Business Days after the completion of such registrations, the Transferors shall provide the Transferee with the original of Registration Form of Receiving Foreign Exchange for Share Transfer .

4.4	The Transferors shall issue the receipts to the Transferee within five (5) Business Days after having received the Transfer Price. In the event that the Transferors fail to issue the receipts within the prescribed time limit, the Transferee shall be entitled to claim for the liquidated damages for the delayed performance in the amount of 0.5‰ of the Transfer Price per day. In the event that the receipts issued by the Transferors are not in compliance with the PRC laws and regulations which causes the Transferee and/or the Company to suffer from any damage or loss, the Transferors shall assume joint liability for the full compensation payable to the Transferee and/or the Company.

4.5	The profits of the Company shall be distributed in accordance with corresponding ratio of the paid Transfer Price accounting for the Equity Stake from the actual receipt date of the Transfer Price by the Transferors.
Article 5 Taxes Payable under the Transfer of Equity Stake
Any taxes or fees arising out of and payable pursuant to the fulfilment of the terms of this Agreement by each of the Transferors and Transferee shall be paid by the respective Party liable for the taxes or fees under the provisions of relevant laws and regulations of China.
Chapter III Representations and Warranties by All Parties
Article 6 Representations and Warranties by All Parties
6.1	Prior to the signing of this Agreement, if the signing party is a company, such company shall provide a power of attorney which authorizes its representative to sign this Agreement; if the signing party is an individual, such individual shall provide a copy of his/her identification card together with the original of the identification card being shown. In case of proxy, power of attorney thereof and a copy of the identification card of the principal shall be provided.

6.2	When signing this Agreement, the Transferors and Transferee hereby state that the documents and information provided to any other Party or their agencies (including, without limitation, the lawyers, valuers, financial consultants, etc.) before the Signing Date are still valid and authentic, and confirm that where there is any discrepancy therein with the terms of this Agreement, this Agreement shall prevail.

6.3	The Transferors and Transferee hereby agree that upon this Agreement coming into effect, the contracts or documents pertaining to the transfer of the Equity Stake entered into between the Transferors and the Transferee prior to this Agreement shall lapse automatically.

6.4	All Parties to this Agreement agree to strive jointly in coordinating the work pertaining to the transfer of the Equity Stake, including but not limited to application for approvals, registration and filing of record, etc., and the costs and expenses arising therefrom shall be borne by the Company.

Chapter IV Disclosures, Representations and Warranties by the Transferors
Article 7 Disclosures, Representations and Warranties by the Transferors
The Transferors hereby jointly and severally represent and warrant to the Transferee that:
7.1	All information and facts relating to the Company that is in the possession of the Transferors or is known to any of the Transferors which will have a substantive and adverse effect on the Transferors’ ability to fulfil any of their obligations in this Agreement or when disclosed to the Transferee shall have a substantive effect on the willingness of the Transferee to sign and fulfil its obligations under this Agreement, have been disclosed to the Transferee and the information provided by the Transferors to the Transferee does not contain any representation that is untrue or misleading.

7.2	No lawsuits, arbitrations, or other legal or administrative proceedings or governmental investigations are on-going against the Transferors that will materially affect their ability to sign this Agreement or fulfil their obligations under this Agreement.

7.3	As of the Signing Date, the Transferors have informed the Third Party the whole matter of the transfer of the Equity Stake under this Agreement who are related to the Equity Stake and the Company; and in case of any requirement for the consent of such Third Party, the Transferors have already procured the corresponding written consent from such Third Party.

7.4	The Transferors hereby jointly undertake that none of them will take any action after the Signing Date that will cause any adverse impact on the Company.

7.5	Regarding the documents and information provided by the Transferors to the Transferee and/or the Transferee’s agencies (including without limitation the lawyers, valuers, financial consultants, etc.) prior to the Signing Date, the Transferors hereby undertake that:
7.5.1	all copies made from original documents are true and complete and that such original documents are authentic and complete;

7.5.2	all originals supplied to the Transferee and/or the Transferee’s agencies are authentic and complete;

7.5.3	all signatures (stamps) appearing on documents supplied to the Transferee and/or the Transferee’s agencies as originals or copies of originals are genuine; and

7.5.4	the Transferors have drawn to the attention of the Transferee and/or the Transferee’s agencies all matters that are material for the Transferee to proceed with the transaction as contemplated in this Agreement.
7.6	At any moment of present or in the future, upon the request of the Transferee, the Transferors shall, on their own expenses, make all efforts to carry out and/or conduct in a way which is satisfactory to the Transferee, or to impel the Third Party to carry out and/or conduct in a way which is satisfactory to the Transferee, any action and/or document which the Transferee reasonably deems requisite, in order to realize the full effectiveness and implementation of this Agreement.
Article 8 General Representations and Warranties by the Transferors
8.1	Party B and Party G are legal entities that have been duly established according to the laws and regulations of China and they are validly and legally in existence and also operating normally in accordance with the laws and regulations of China. Signing this Agreement and fulfilling all of their obligations stipulated herein by Party B and Party G shall not contravene or result in the violation of or constitute a failure to fulfil or an inability to fulfil any of the stipulations in its respective articles of association or internal rules, any laws, regulations, stipulations, any authorization or approval from any government body or department or the stipulations of any contract or agreement that Party B or Party G is a party to or is bound by.
8.2	Party C, Party D, Party E and Party F are PRC citizens with all civil abilities to enter into this Agreement and fulfil all of their obligations stipulated herein. Signing this Agreement and fulfilling all of their obligations stipulated herein by Party C, Party D, Party E, and Party F shall not contravene or result in the violation of or constitute a failure to fulfil or an inability to fulfil any of the stipulations in any laws, regulations, stipulations, any authorization or approval from any government body or department or the stipulations of any contract or agreement that Party C or Party D or Party E or Party F is a party to or is bound by.
Article 9 Ownership
9.1	The Transferors hereby jointly and severally undertake and warrant that: the Transferors are the legal owners of the Equity Stake and have full authority and right to transfer the Equity Stake to the Transferee and the Equity Stake does not involve any state-owned assets and interest.

9.2	The Transferors hereby jointly and severally undertake and warrant that: up to the Second Payment Date (inclusive), the Equity Stake is not subject to any Claims or Encumbrances (including but not limited to any form of option, acquisition right, mortgage, pledge, guarantee, lien or any other forms of third party rights and interest); and there is no agreement or undertaking in existence that may result in or create any Claim or Encumbrance on the Equity Stake (including but not limited to the aforesaid option, acquisition right, mortgage, pledge, guarantee, lien or any other forms of third party rights and interest).

9.3	The Transferors hereby jointly and severally undertake and warrant that: no lawsuits, arbitrations, or other legal or administrative proceedings or governmental investigations are on-going against any party of the Transferors that will materially affect the Transferors’ ability to sign this Agreement or fulfil the Transferors’ obligations under this Agreement.
Article 10 The Company and the Hydroelectric Station Project
The Transferors hereby jointly and severally represent and warrant to the Transferee that:
10.1	The Company is a legal entity duly established according to the laws of China, which is validly and legally in existence and also operating normally in accordance with the laws and regulations of China.

10.2	The registered capital of this Company has been fully paid up as scheduled. The Transferors have fully fulfilled their capital contribution obligations, which have been legally verified in accordance with relevant PRC laws. There is no withdrawal of the registered capital by the Transferors.

10.3	The Company is the legal owner of the Hydroelectric Station Project and can enjoy the full and complete ownership, operation right and right to profit of the Hydroelectric Station Project.

10.4	Except for the completion acceptance document of the Hydroelectric Station Project, the development, construction and operation of the Hydroelectric Station Project have procured all requisite approvals issued by relevant governmental authorities and are complied with relevant PRC laws and regulations and the approvals and permits issued by relevant governmental authorities, and there is no violation of the PRC laws and regulations and approvals and permits issued by relevant governmental authorities.

10.5	Prior to the date of the delivery of the assets, every aspect of the Hydroelectric Station Project, including but not limited to the hydrology, geology, water flow, dam safety and hydropower generator units, etc., is complied with the requirements for the normal power generation, and except for normal operation losses, is free from any flaw, defect or any other problems. In the event that the Transferee and/or the Company incur any damage or loss arising out of any flaw, defect or any other problem which has already existed before the transfer of the Equity Stake, the Transferors shall be jointly liable for the full compensation on the Transferee and/or the Company.

10.6	The Transferors undertake to obtain the approval concerning the on-grid tariff of the Company issued by the competent price administration authority. After the First Payment Date, in the event that the value-added tax rate applicable to the Company is 17% and the on-grid tariff approved by the competent price administration authority is lower than RMB0.31/kwh, the Transferors shall assume joint liability to compensate the Transferee and/or the Company in full; in the event that the value-added tax rate applicable to the Company is 6% and the on-grid tariff approved by the competent price administration authority is lower than RMB0.28/kwh, the Transferors shall assume joint liability to compensate the Transferee and/or the Company in full.

10.7	Up to the First Payment Date, the Company has never been involved in and is not currently involved in any administrative investigations, lawsuit, arbitration, disputes, Claims or other proceedings (no matter ongoing, pending or threatened), nor has the Company been punished, and the Transferors can foresee that no punishment is to be made against the Company by any administrative authorities of the PRC for the issues already existed before the transfer of the Equity Stake. Up to the Signing Date, the Transferors have fully disclosed to the Transferee all information in respect of environmental protection, water and soil conservation, flood prevention plan, utilization of land (woodland), woods cutting, power generation, emigrants relocation, fire-prevention and work safety of the Company, etc. In addition, the Transferors hereby jointly warrant that all fees, charges, penalties and expenses payable to or being required to pay to any PRC governmental authority have been paid off. As of the Second Payment Date, there are no such fees, charges, penalties and expenses in default, nor are there any costs and/or expenses being required by any PRC governmental authority to be paid for any purpose of correcting defects and/or inappropriate actions of the Company in default. In the event that the Transferee and/or the Company suffers from any penalty, damage, loss, etc. due to any such administrative investigations, lawsuit, arbitration, disputes, Claims, penalties and/or other proceedings which existed before the completion of the transfer of the Equity Stake, the Transferors shall be jointly liable for the full compensation on the Transferee and/or the Company.

10.8	The Company legally owns all real estate (including but not limited to land, buildings, dams, headrace, power transmission lines, structures and affiliated facilities) and moveable assets (including but not limited to machines, equipments, vehicles, furniture and office facilities), which are requisite for its business operation and shall be not less than those real estate and moveable assets listed out in the assets list jointly confirmed by the Transferors and Transferee in writing. Except for the securities disclosed in Appendix II to this Agreement, the Company has not created any other security (including but not limited to mortgage, pledge and lien) or other Encumbrance on the real estate and movable assets listed in the assets list jointly confirmed by the Transferors and Transferee in writing. Prior to the date of the delivery of the assets, all material aspects of all buildings, machines, equipments, vehicles and other assets owned by the Company are in good, safe and operational conditions (excluding the loss from normal usage), which are anticipated not to be repaired (excluding the daily requisite maintenance), replaced or supplemented within twelve (12) months after the Signing Date due to the causes existed prior to the date of delivery. The Transferors hereby warrant and undertake that commencing from the Signing Date, the real estate and movable assets mentioned above will not suffer from any loss or damage resulting from the actions of the Transferors or any Third Party. In the event that such real estate and movable assets suffer from any losses or damages due to the actions of the Transferors or any Third Party, the Transferors shall be jointly liable for the full compensation on the Transferee and/or the Company.

10.9	The production, operation, construction and business of the Company are complied with relevant applicable PRC laws and regulations in material aspects, including but not limited to those laws and regulations in relation to hydropower generation, environmental protection, water and soil conservation, flood prevention plan, design and construction of hydro projects, bidding, utilization of woodland, woods cutting, fire-prevention, production safety and emigrants relocation. The Transferors warrant that the environmental protection authority, water resources authority, electricity regulatory authority, construction authority, forestry authority, fire-prevention authority, planning authority, production safety authority and other governmental authority will not punish the Company due to the issues of environmental protection, water and soil conservation, water fetching, flood prevention plan, design and construction of hydro projects, bidding, power generation, utilization of woodland, woods cutting, fire-prevention, production safety and emigrants relocation, etc. which already existed before the Second Payment Date. In the event that the Company suffers from any loss or damage as a result of the punishment by local government, environmental protection authority, water resources authority, electricity regulatory authority, forestry authority, construction authority, fire-prevention authority, planning authority, production safety authority or other governmental authorities due to the Transferors’ fault, the Transferors shall fully compensate the Transferee and/or the Company so as to hold the Transferee and/or the Company harmless.

10.10	The fire-prevention design of all construction projects of the Company are fully complied with all relevant PRC laws and regulations and the relevant requirements of national fire-prevention technical standards.

10.11	Prior to the signing of this Agreement, the Transferors have already disclosed all information about the debts of the Company. As of the Second Payment Date, such information remains complete, reliable, accurate and genuine. As of the Signing Date, all debts of the Company have been set out in Appendix I to this Agreement, and as of the completion date of the alteration registration with the competent administration for industry and commerce, all due principal and accrued interests of the debts listed out in Appendix I hereto have been fully paid off (during the period from the Signing Date to the completion date of the alteration registration with the competent administration for industry and commerce, in the event that the Transferors repays all or partial principal and interest of the debts listed out in Appendix I hereto, the Company and/or the Transferee shall refund such payments to the Transferors in a timely fashion). The Transferors shall assume joint liabilities for any undisclosed debts or unpaid due principal and interests of the Company so as to hold the Transferee and the Company harmless.

10.12	As for the bank loans listed out in Appendix I to this Agreement, the Transferors shall do their utmost to assist the Transferee in negotiating with relevant banks.

10.13	The Company can legally own the land use right of all the land (the total area being not less than 174,134.13 m2) and the ownership of all the buildings currently used by the Company, free from being sued, arbitrated, punished or suffering from other damages or loss due to the land and/or building issues. In the event that the Transferee and/or the Company suffer from any punishment, damage or loss due to the usage of such land or buildings, the Transferors shall assume joint liabilities to fully compensate the Transferee and/or the Company.

10.14	The procurement of the land use right (allocated) with the State-owned Land Use Right Certificate (the certificate No: Ping Guo Yong (2003) No. 002 and the total area being 89,867.12 m2) for the land currently used by the Company is in full compliance with the PRC laws and regulations, and all relevant taxes and fees have been fully paid off in accordance with law. In the event that the Transferee and/or the Company suffer from any punishment, damage or loss due to the land, the Transferors shall assume joint liabilities to fully compensate the Transferee and/or the Company.

10.15	The procurement of the land use rights (granted) with the State-owned Land Use Right Certificates (the certificate No: Ping Guo Yong (2003) No. 003 and the total area of 17,600.01 m2 and the certificate No: Ping Guo Yong (2003) No. 004 and the total area of 66,667.00 m2) for the land currently used by the

Company is in full compliance with the PRC laws and regulations, and all relevant taxes and fees (including, without limitation, the compensation fees for land requisition and land grant fees) have been fully paid off in accordance with law. In the event that the Transferee and/or the Company suffer from any punishment, damage or loss due to such land, the Transferors shall assume joint liabilities to fully compensate the Transferee and/or the Company.

10.16	After the Signing Date, the Transferors shall normally operate and manage the Company until the completion of the delivery stipulated in Chapter VI hereof and warrant that there will be no Material Adverse Change to the operation, business and conditions of the Company.

10.17	As of the Second Payment Date, the Company has not carried out any equity investment in any other companies, enterprises, etc. In the event that the Company suffers from any damage or loss due to such undisclosed equity investment, the Transferors shall assume joint liabilities to fully compensate the Transferee and/or the Company.

10.18	As of the Second Payment Date, there has been no pledge or other restrictions on the right to the collection of the electricity fees and operation right of the Company. In the event that the Company and/or the Transferee suffers from any damage or loss due to such pledge or right restrictions, the Transferors shall assume joint liabilities to fully compensate the Transferee and/or the Company.

10.19	As of the Second Payment Date, except for the securities listed out in Appendix II to this Agreement, the Company’s assets and rights are free from any other security (including but not limited to mortgage, pledge and lien) or any other Encumbrance, neither has the Company provided any security (including but not limited to mortgage, pledge and guarantee) for any other companies, enterprises, economic entities or any individuals. In the event that the Company suffers from any damage or loss due to such undisclosed security, the Transferors shall assume joint liabilities to fully compensate the Transferee and/or the Company.

10.20	The Transferors warrant that the security term of the security contracts for the benefit of the Company shall be not less than twelve (12) months commencing from the Second Payment Date, and the Transferee warrants that, within the above-mentioned twelve (12) months, the Transferee or any Third Party designated by the Transferee shall provide the counter security to the providers of the securities for the benefit of the Company (“Providers”) until the discharging of the current securities provided by the Providers for the benefit of the Company; in the meanwhile, the Transferee shall, within the aforesaid twelve (12) months, take measures to discharge the securities provided by the Providers for the benefit of the Company. In the event that the Providers suffer from any loss due to the provision of the security for the benefit of the Company, the Transferee and the Company shall assume the joint liability for compensation.

10.21	As of the Second Payment Date, the Company has fully paid off all taxes required by the PRC laws and regulations, including but not limited to enterprise income tax, value-added tax, municipal construction tax and additional education fees. The Transferors shall assume joint liabilities for any unpaid taxes to the Transferee and/or the Company so as to hold the Transferee and/or the Company harmless.

10.22	All construction projects (whether completed or under construction) of the Company have obtained all requisite governmental approvals and licenses and are constructed in strict compliance with such approvals and licenses issued by relevant governmental authorities and there are no violation thereof. In the event that after the completion of the transfer of the Equity Stake, the Company is punished by any governmental authority as a result of any above-mentioned issues, the Transferors shall assume joint liabilities to fully compensate the Company and/or the Transferee.

10.23	Under the condition of normal and scientific operation, in the event that the rainfall volume reached the designed level, by reference to the power generation volume of the station located in the upstream, the power generation volume of the Hydroelectric Station Project shall reach the designed level in principle within twelve (12) months from the First Payment Date (the examination of such factor shall be based on the combination of the statistics of both the new and old Yuanping Stations, the total power generation volume of such two stations shall be not less than 167,500,000 kwh); in the event that it fails to reach the aforesaid 167,500,000 kwh, the Transferors shall assume joint liabilities to compensate the Company and/or the Transferee.

10.24	The contracts or agreements executed by the Company prior to the effective date of this Agreement (inclusive) shall be still effective, unless otherwise specifically stipulated hereof.

10.25	The Company’s production technology and process are in full compliance with relevant PRC laws, regulations, standards and norms, and there are no illegal actions of infringing upon intellectual property rights of others, such as patent, know-how, etc. In the event that the Company suffers from any punishment, damage or loss due to any above-mentioned illegal actions, the Transferors shall assume joint liabilities to fully compensate the Company and/or the Transferee.

10.26	Labour Contracts between the Company and the employees who are still employed by the Company upon the Signing Date have been legally and effectively executed. The social insurance registration for the employees of the Company has been legally and validly carried out. The various social insurance premiums, which shall be taken out for the employees according to relevant PRC laws and regulations, have been fully paid up in a timely fashion, and there has not been any payment for the employees’ social insurance premiums, salaries, and other welfares provided in PRC laws and the Company’s internal regulations in default. As of the Second Payment Date, there has not been any situation which may cause the employees to bring labour arbitrations or lawsuits against the Company. In the event that the Company and/or the Transferee suffer from any punishment, loss or damage due to the aforesaid issues, the Transferors shall assume joint liabilities to fully compensate the Transferee and/or the Company.

10.27	As of the Second Payment Date, the Company does not lease any real estate or movable assets such as land, buildings, machines and equipments, etc.

10.28	The Company has taken out requisite insurances usually purchased by other enterprises within the same industry as reasonably required by its production and operation, all policies of which are still valid, all the due insurance premiums of which have been paid off, and all other material conditions of which have been fully fulfilled and observed. As of the Second Payment Date, there is no circumstance which may have caused or may cause the invalidity of the aforesaid insurance policies. The aforesaid insurance policies are free from any special or unusual restrictions. As of the Second Payment Date, there have been no situations under which the Company could claim for compensation against the insurer in accordance with the aforesaid policies.

10.29	The Transferors warrant that prior to the First Payment Date, they will, on their own expenses and in the name of the Company, procure the approval document concerning the construction commencement of the Hydroelectric Station Project issued by the competent authority in charge of water resources. In the event that the Transferors fail to procure the approval document concerning the construction commencement of the Hydroelectric Station Project, then the Transferors shall assume joint liability to fully compensate the Transferee and/or the Company for the losses or damages incurred therefrom.

10.30	The Transferors warrant that before the First Payment Date, the list for all the documents and receipts of the Company shall be submitted to the Transferee, including but not limited to the finical vouchers, accounting books, all approvals, certificates and licenses, permits, customer information, building ownership certificates, state-owned land use right certificates, all contracts and agreements executed by the Company and employee information, etc.

10.31	The Transferors warrant that within one (1) year from the Signing Date, the Transferors shall complete the safety appraisal for the dam of the Hydroelectric Station Project in accordance with relevant PRC laws and regulations with all fees and costs borne by the Transferors. In the event that the Transferors fail to complete such safety appraisal for the dam of the Hydroelectric Station Project as scheduled, the Transferors shall assume joint liabilities to fully compensate the Transferee and/or the Company for any loss or damage incurred therefrom.

10.32	The Transferors warrant that within one (1) year from the Signing Date, the Transferors shall, in accordance with relevant PRC laws and regulations, accomplish the alteration registrations of the Tax Registration Certificates (State and Local Taxes) of the Company and deliver the originals of such altered Tax Registration Certificates to the Transferee. In the event that the Transferors fail to obtain such altered Tax Registration Certificates as scheduled, the Transferors shall assume joint liabilities to fully compensate the Transferee and/or the Company for any loss or damage incurred therefrom.

10.33	The Transferors warrant that within one (1) year from the Signing Date, the Transferors shall, in accordance with relevant PRC laws and regulations, accomplish the entire completion acceptance of the Hydroelectric Station Project and obtain the Completion Acceptance Certificate with all costs and fees borne by the Transferors, and deliver the original of such Certificate to the Transferee. In the event that the Transferors fail to accomplish such entire completion acceptance of the Hydroelectric Station Project and obtain the Completion Acceptance Certificate as scheduled, the Transferors shall assume joint liabilities to fully compensate the Transferee and/or the Company for any loss and damage incurred therefrom.

Chapter V Disclosures, Representations and Warranties by the Transferee
Article 11 Disclosures, Representations and Warranties by the Transferee
The Transferee hereby represents and warrants to the Transferors that:
11.1	The Transferee is an enterprise duly established according to the laws of the Cayman Islands which is validly and legally in existence and also operating normally in accordance with the laws and regulations of the Cayman Islands.

11.2	Signing this Agreement and fulfilling all of its obligations stipulated herein shall not contravene or result in the violation of or constitute a failure to fulfil or an inability to fulfil any of the stipulations of the Transferee’s articles of association or its internal rules, any laws, regulations, stipulations, or any authorizations or approvals from any government body or department or any contract or agreement that the Transferee is a party to or is bound by.

11.3	No lawsuits, arbitrations, or other legal or administrative proceedings or governmental investigations, etc. are on-going against the Transferee that will materially affect its ability to sign this Agreement or fulfil its obligations under this Agreement.
Chapter VI Delivery
Article 12 Delivery
12.1	After the Signing Date, the Transferors and Transferee shall immediately organize and establish a Delivery Team to actively carry out the delivery of the Company and the Hydroelectric Station Project, etc., including but not limited to the delivery of the production, operation and management, financial affairs, assets sorting and counting, files and documents, certificates and licenses, approval documents, official stamps and the project constructions from the Transferors to the Transferee.

12.2	The Transferors shall warrant making a full and complete delivery and there shall be no derogation between the Company’s movable assets and real estate delivered to the Transferee and those listed out in the assets list jointly confirmed by the Transferors and Transferee in writing.

12.3	The delivery shall include, without limitation, the following:
(1)	the delivery of all stamps of the Company, such as the official stamp, financial stamp and contract stamp, to the Transferee;

(2)	the checking and counting of all the assets (including but not limited to the real estate and movable assets) of the Company by the Transferors and Transferee, the formulation of the list of the Company’s assets, and the delivery of such assets, subject to the on-site confirmation by signing of the representatives respectively from the Transferors and Transferee; as for the derogated assets during the assets sorting and counting, the compensation shall be made by the Transferors in accordance with the appraisal value;

(3)	the delivery of the originals of all approvals, certificates and licences, permits and customer information, building ownership certificates, state-owned land use right certificates to the Transferee;

(4)	the delivery of the originals of all project drawings, contracts, agreements (including but not limited to grid connection and dispatching agreement, power sale and purchase contract, project contracts, equipment contracts, installation contracts and materials contracts) and other files and documents to the Transferee;

(5)	the delivery of the originals of all financial accounting books, financial vouchers and the accounting files to the Transferee;

(6)	the technology transfer and delivery of the list concerning the units contracting the construction works of the Hydroelectric Station Project, equipment manufacturer, design, project supervision, quality examination and transmission lines, etc. to the Transferee; and

(7)	the delivery of all other materials and files of the Company.
12.4	The delivery shall be fully completed within ten (10) days from the First Payment Date. In addition, the completion of such delivery shall be subject to the written confirmation of the Transferee. In the event that the Transferors believe the delivery has been fully completed, the Transferors may require the Transferee in writing to confirm the completion of the delivery; within five (5) Business Days after receiving the written requirement for the confirmation from the Transferors, if the Transferee fails to make a written confirmation or a written objection, the delivery shall be deemed as having been confirmed to be fully completed. In the event that the Transferee raises reasonable objection in writing, the Transferors shall complete the delivery within three (3) Business Days commencing from the date when such written objection is raised from the Transferee.

12.5	After the completion of the delivery, the Transferors shall provide active cooperation when the Transferee reasonably requires further delivery in writing.

12.6	The Transferors shall make sure the continuity, stability and safety of the production and operation of the Company during the process of the delivery.

12.7	The Transferors shall fully cooperate so as to complete the delivery. In the event that the Transferee or the Company after the transfer of the Equity Stake suffers from any damage due to the Transferors’ non-cooperation, the Transferors shall be jointly liable for the compensation in accordance with law.

12.8	The Transferors warrant and undertake that, there are no unconformity in quantities and qualities of the Hydroelectric Station Project, relevant equipments and facilities with the assets list jointly confirmed by the Transferors and Transferee in writing. In the event that the Transferee suffers from any loss due to the quantity and quality problems of the Hydroelectric Station Project, equipments and etc., the Transferors shall be liable for the full compensation on the Transferee.
Chapter VII Employees
Article 13 Employees
13.1	Upon the completion of the transfer of the Equity Stake, the Company shall relocate current employees of the Company in accordance with law, and the terms and conditions of their employment including their remuneration for their employment shall be determined by reference to the current standards in principle and implemented in accordance with the Labour Law of the PRC, the Labour Contract Law of the PRC and other relevant Chinese laws and regulations.

13.2	The Company shall protect the legal rights and interests of its employees in accordance with law.
Chapter VIII Confidentiality
Article 14 Confidentiality
14.1	All Parties agree that unless otherwise provided in other relevant confidentiality agreements, with regard to the confidential and exclusive information that have been disclosed to or may be disclosed to the other

Parties by any Party to this Agreement pertaining to their respective businesses, or financial situations and other confidential matters, all Parties to this Agreement which have received the aforesaid confidential information (including written information and non-written information, hereinafter referred to as “Confidential Information”) shall:
14.1.1	Keep the aforesaid Confidential Information confidential;

14.1.2	Save for the disclosure of the Confidential Information by a Party to this Agreement to its employees solely for the performance of their duties and responsibilities, none of the Parties to this Agreement shall disclose the Confidential Information to any Third Party or any entity.
14.2	The provisions of the aforesaid Article 14.1 shall not apply to Confidential Information:
14.2.1	which was available to the receiving Party from the written records procured by the receiving Party before the disclosing Party disclosed the information to the receiving Party;

14.2.2	which has become public information by means not attributable to any breach by the receiving Party;

14.2.3	which was obtained, by the receiving Party from a Third Party not subject to any confidentiality obligation affecting the said Confidential Information.
14.3	As far as any natural person or legal entity which has been a Party to this Agreement is concerned, notwithstanding that it has ceased to be a Party to this Agreement because of the transfer of its rights and obligations pursuant to the terms of this Agreement, the stipulations set out in this Chapter VIII shall remain binding on it.

Chapter IX Breach of Contract
Article 15 Liability for Breach of a Representation or Warranty
15.1	If any representation or warranty made by any Party to this Agreement is found to be an error, or if any fact that has or is likely to have a major or substantial effect on the signing of this Agreement by any Party has been omitted, or if any representation or warranty is found to be misleading or untrue in any respect, the non-breaching Party shall be entitled to look to the Party (ies) in breach for full compensation for any loss, damage, cost or expense arising from the erroneous, omitted, misleading or untrue representation or warranty of the Party (ies) in breach or arising from any other breach of any representation and warranty given by the Party (ies) in breach.

15.2	Each representation and warranty set out in this Agreement is to be construed independently.

15.3	For the avoidance of doubt, the Transferors hereby unconditionally and irrevocably agree and confirm that they shall be jointly liable for any liability for any breach of representation or warranty.
Article 16 Liability for Breach of Contract
16.1	In the event of a breach committed by any Party to this Agreement, the said defaulting Party shall be liable to the other Party (ies) for the losses and damages or any other liabilities arising out of that defaulting Party’s breach of contract in accordance with the provisions of this Agreement and the laws and regulations of China. In the event that all Parties to this Agreement commit a breach, each of the Parties shall be liable to the other Parties for the losses and damages or any other liabilities incurred respectively.

16.2	In the event that the undisclosed issues by the Transferors prior to the signing of this Agreement which may influence the legal existence of the Company and the Hydroelectric Station Project, after the completion of the Equity Stake, actually influence the legal existence of the Company or the Hydroelectric Station Project, the Transferee is entitled to apply to the Examination and Approval Authority for the approval of the termination of this Agreement in accordance with law and require the Transferors to pay one percent (1%) of the Transfer Price as liquidated damages; in addition, the Transferee is entitled to exercise other legal remedy rights in accordance with other provisions hereof and PRC laws and regulations.

16.3	In the event that the Transferors fail to fully accomplish the delivery in accordance with the time limit and conditions stipulated in Chapter VI hereof and/or fail to remit the guarantee deposit in full into the bank account designated by the Transferee in accordance with the time limit and conditions stipulated in Article 4.2 hereof, and still fail to perform or refuse to perform such aforesaid obligations within ten (10) days after the receipt of the notification in writing from the Transferee, the Transferors shall pay the liquidated damages in the amount of RMB35,000,000 to the Transferee within three (3) days after the expiration of the time limit of such notification, and the Transferee is entitled to require the Transferors to continue to perform this Agreement. The Transferee is entitled to claim for other compensations and remedies prescribed under PRC laws and this Agreement. The Transferors shall assume joint liabilities for the payment of the aforesaid liquidated damages.

16.4	Any violation of the obligations, representations and warranties under this Agreement by any Party of the Transferors or Transferee shall constitute a breach of contract, and the defaulting Party (ies) shall assume the liability to compensate all the losses due to the breach of contract to the other Parties.

16.5	Any delayed performance of the obligations, representations and warranties under this Agreement by any Party of the Transferors or Transferee shall constitute a breach of contract; however, the delayed performance or non-

performance due to the other Party’s advance performance obligation shall not constitute a breach of contract.

The defaulting Party with delay in performance of this Agreement shall pay the liquidated damages per day in the amount of the Transfer Price multiplied by the one-year bank loan rate announced by the People’s Bank of China to the non-defaulting Party (ies); in the event that the defaulting Party delays to perform this Agreement over thirty (30) days, the non-defaulting Party (ies) is entitled to apply to the Examination and Approval Authority for the approval of the termination of this Agreement, and require the defaulting Party to pay one percent (1%) of the Transfer Price as liquidated damages. The receipt of the liquidated damages shall not prejudice the rights of the non-defaulting Party (ies) to claim for other remedies in accordance with other provisions of this Agreement and the PRC laws and regulations.

16.6	For the avoidance of doubt, the Transferors hereby unconditionally and irrevocably agree and confirm that they shall be jointly liable for any liability for any breach of this Agreement committed by any of the Transferors.
Chapter X Force Majeure
Article 17 Force Majeure
17.1	“Force Majeure” refers to earthquake, typhoon, flood, fire, war, political unrest and such special incidents or events that are deemed to be Force Majeure occurrences under the provisions of the relevant laws and regulations of China.

17.2	In the event of the occurrence of a Force Majeure event, the obligations of the Party to this Agreement affected by this Force Majeure event shall cease during the period of the Force Majeure event and any term or period set out in this Agreement to which the affected party is subject shall automatically be extended by a period equivalent to the term or period of the Force Majeure event, and the said Party shall not be liable for any liabilities arising out of a breach of contract as provided for in this Agreement for the duration of the Force Majeure.

17.3	The Party claiming the occurrence of a Force Majeure event shall promptly inform the other Party (ies) in writing, and within seven (7) days thereafter, it shall provide sufficient evidence (issued by the notary organization or the competent authorities) for the occurrence and the continuity of the Force Majeure event. In addition, the Party claiming the occurrence of a Force Majeure event shall also do its best to eliminate the adverse effect of the Force Majeure event.
Chapter XI Resolution of Disputes
Article 18 Arbitration
18.1	Any dispute arising out of or in connection with this Agreement shall firstly be resolved through friendly consultation. In the event that sixty (60) days after the commencement of the friendly consultations, the dispute cannot be resolved through such means, either Party may submit the dispute to the China International Economic and Trade Arbitration Commission in Beijing for arbitration in accordance with its prevailing valid arbitration rules. The arbitration place shall be in Beijing.

18.2	The arbitration tribunal shall be composed by three (3) arbitrators, and the arbitration procedure shall be conducted in Chinese.
Article 19 Validity of the Arbitration Award
The arbitration award shall be final and binding on all Parties to this Agreement. All Parties to this Agreement agree to be bound by the said award, and act accordingly.

Article 20 Continuation of Rights and Obligations
After a dispute has arisen and during its arbitration process, other than the disputed matter, all Parties to this Agreement shall continue to exercise their other respective rights stipulated in this Agreement, and shall also continue to fulfil their other respective obligations stipulated in this Agreement as well.
Chapter XII Applicable Law
Article 21 Applicable Law
The laws and regulations of the PRC shall govern and be binding on the establishment, validity, interpretation and execution of this Agreement. All disputes arising out of this Agreement shall be determined according to the laws of the PRC. In the event the laws of the PRC do not make provision for a certain issue relating to this Agreement, reference shall be made to general international business practices.
Chapter XIII Miscellaneous
Article 22 Waiver
The failure or delay in the exercise of an entitlement stipulated in this Agreement by any Party to this Agreement shall not be regarded as a waiver of the said entitlement. Any single exercise or partial exercise of an entitlement shall not rule out any future re-exercise of the said entitlement.

Article 23 Transfer
Unless otherwise described and prescribed in this Agreement, none of the Parties to this Agreement shall transfer or assign all or any part of this Agreement or transfer or assign that Party’s entitlement or obligations as stipulated in this Agreement provided that it has not obtained the consent in writing from other Parties to this Agreement in advance or the approval in writing from the Examination and Approval Authority as required by the laws.
Article 24 Amendment
24.1	This Agreement has been executed for the benefit of all Parties to this Agreement and their respective lawful successor(s) and assignees, and shall have legal binding effect on them.

24.2	This Agreement shall not be amended verbally. Any amendment to this Agreement shall become effective only upon the procurement of the written document indicating their consent signed by all Parties and the written approval of the Examination and Approval Authority.
Article 25 Severability
The invalidity of any term of this Agreement shall not affect the validity of other terms of this Agreement.
Article 26 Language
This Agreement is written in both the Chinese language and the English language. In case of any inconsistency between the Chinese text and the English text, the Chinese text shall prevail.

Article 27 Validity of the Text and Appendices
27.1	This Agreement shall become effective upon the approval from the Examination and Approval Authority. The Chinese text of this Agreement is executed in eight (8) sets of original. Each Party shall hold one (1) set of original, and one (1) set of original shall be sent to the Examination and Approval Authority, the competent Administration for Industry and Commerce and any other governmental authorities as required respectively. The remaining originals shall be filed and kept by the Company.

27.2	The English text of this Agreement shall be signed in five (5) sets of original and each Party shall hold one (1) set of original.

27.3	The Appendix I and Appendix II to this Agreement shall constitute the integral part of this Agreement, and shall have the same legal effect as this Agreement.
Article 28 Notification
28.1	Unless otherwise specified and prescribed in this Agreement, any Party issuing any notification or written communication to the other Party (ies) according to the provisions of this Agreement shall have them written in the Chinese Language and shall send them as a letter by a courier service company, or by facsimile. Letters sent by a courier service company shall be deemed as having been served seven (7) Business Days after handing over the notification or communication to the courier service company. Any notification or written communication sent in accordance with the stipulations of this Agreement shall be deemed to be served on the date of receipt. If the notification or communication is sent by facsimile, the date of receipt shall be deemed to be three (3) Business Days after transmission, subject to a facsimile confirmation report evidencing this.

28.2	All notifications and communications shall be sent to the following addresses, until such time when the other Party (ies) issues a written notice of any change to its address:

The Transferee’s Address:	District B, 25th Floor, New Poly Plaza, No.1, North Street of Chaoyangmen, Dongcheng Distric, Beijing China.

Telephone Number:	86-10-6492-8483

Facsimile Number:	86-10-6496-1540

Attention:	Jin Lei

Address jointly designated by the Transferors:	No.007, Huancheng Road Yi Xiang, Gufeng Town, Pingnan County

Telephone Number:	0593-3309556

Facsimile Number:	0593-3322468

Attention:	Li Cong Bin
Article 29 The Entire Agreement
This Agreement constitutes the entire agreement of all Parties to this Agreement pertaining to the transaction agreed upon in this Agreement, and shall replace all the previous discussions, negotiations and agreements among all Parties to this Agreement in respect of the transaction of this Agreement.
(REMAINDER OF PAGE INTENTIALLY LEFT BLANK)

IN WITNESS WHEREOF, the duly authorised representatives of Party A, Party B and Party G have signed this Agreement with Party C, Party D, Party E and Party F on the date first above written.
Party A: China Hydroelectric Corporation
Signature:
Position:
Party B: Fujian Province Anheng Assets Management Co., Ltd.
(Stamp)
Signature:
Position:
Party C: Chen Can Ling
Signature:
Party D: Wang Jiang
Signature:
Party E: Zhang Rong Bin
Signature:

Party F: Zhou Jian Biao
Signature:
Party G: Shanghai Yufeng Hotel Management Co., Ltd.
(Stamp)
Signature:
Position:

Appendix I Existing Debts of the Company

	Loan		Balance of
	Contract	Lender	Loan		Current	Mortgage and/or Pledge
No.	Number	Bank	(RMB)	Loan Term	Interest Rate	Assets
1	3510120070 0011454	Agricultural Bank of China, Pingnan County Sub- branch	65,000,000	one hundred and sixteen (116) months commencing from the actual grant date of the first tranche of the bank loan	8.613%	The real estate and movable properties of the Hydroelectric Station Project and Guarantee provided by Fujian Province Anheng Assets Management Co., Ltd. and Fujian Province Yuneng Power Group Co., Ltd.

2	2007 Nian Ping Nan Zi No. 0008	Industrial and Commercial Bank of China, Pingnan County Sub- branch	93,000,000	June 28, 2007 to June 25, 2017	7.47% applicable to the loan in the amount of RMB8,000,000; 7.75% applicable to the loan in the amount of RMB18,000,000; 7.83% applicable to the loan in the amount of RMB67,000,000	The real estate and movable properties of the Hydroelectric Station Project

Total Amount (the Principal )		RMB 158,000,000

Appendix II List of Security
List of Security
(1)	The Transferors have disclosed to the Transferee the following securities (including but not limited to mortgage, pledge, guarantee and securities in other forms) provided by the Company for the benefit of the Company itself:

No.	Security Contract Number	Creditor	Type of Security
1	2007 Nian Ping Nan Di Zi No. 0010	Industrial and Commercial Bank of China, Pingnan County Sub-branch	Mortgage

2	35902200700019186	Agricultural Bank of China, Pingnan County Sub-branch	Mortgage
(2)	The Transferors have disclosed to the Transferee the following security (including but not limited to mortgage, pledge, guarantee and securities in other forms) provided by the Third Party for the benefit of the Company:

No.	Warrantors	Security Contract Number	Creditor	Type of Security
1.	Fujian Province Anheng Assets Management Co., Ltd. and Fujian Province Yuneng Power Group Co., Ltd.	35901200700013728	Agricultural Bank of China, Pingnan County Sub-branch	Guarantee